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                                                                    EXHIBIT 23.3

                        DELOITTE & TOUCHE LLP LETTERHEAD

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Western Bancorp on Form S-4 of our report, dated January 19, 1996, on the statements of operations, changes in stockholders' equity and cash flows of Santa Monica Bank for the year ended December 31, 1995, incorporated by reference in the Current Report on Form 8-K/A, dated April 9, 1998, of Western Bancorp, incorporated by reference in the Proxy Statement-Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Proxy Statement-Prospectus.

/s/ DELOITTE & TOUCHE LLP

September 29, 1998
Los Angeles, California